UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 24, 2015

T-REX OIL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 Zang Steet, Suite 250, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720)502-4483

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On August 24, 2015, T-Rex Oil, Inc. ("the Company") entered into a Letter of Intent to purchase leasehold interests in approximately 4,500 net acres in Converse County, Wyoming with a net revenue interest of 77.6%.  The leasehold interests are held by production.  The Letter of Intent provides for a purchase of price of $500,000 with a non-refundable deposit of $25,000.  The Letter of Intent provides for a definitive purchase agreement to be negotiated and entered into, subject to due diligence, on or about September 20, 2015.

On August 27, 2015, the Company entered into a Letter of Intent to purchase 13,826 gross mineral acres, including 15 producing wells in Natrona and Converse Counties in Wyoming with a net revenue interest of 77.3%.  The property has a purchase price of $4,400,000 with a non-refundable deposit of $875,000.  This Letter of Intent provides for a definitive purchase agreement to be signed on or before September 20, 2015, with closing to occur between November 15 to December 15, 2015, subject to due diligence.

Both properties are adjacent and in the vicinity of the Company's existing properties in the Powder River Basin.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Letter of Intent, dated August 24, 2015, by between the Company and Muddy Mineral Exploration, LLC
10.2	Letter of Intent, dated August 27, 2015, by and between Blue Tip Energy Wyoming, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

T-REX OIL, INC.

By:       /s/ Don Walford

       Don Walford, Chief Executive Officer

Date: August 27, 2015